Exhibit 99.9

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$86,433	$85,885	$96,019	$92,070
Cost of sales (exclusive of depreciation shown separately below)	18,944	22,508	30,266	29,081

Gross profit	67,489	63,377	65,753	62,989
Selling and marketing expense	11,662	11,413	11,580	11,180
General and administrative expense	15,805	17,260	19,021	19,827
Amortization of intangibles	6,305	6,305	7,851	6,418
Depreciation	1,888	1,965	2,247	2,315

Operating income	31,829	26,434	25,054	23,249
Other income (expense):
Interest income	2,641	2,637	2,416	2,651
Interest expense	(46)	(70)	(49)	(40)
Other (expense) income	(113)	(736)	233	10

Total other income, net	2,482	1,831	2,600	2,621

Earnings before income taxes and minority interest	34,311	28,265	27,654	25,870
Income tax provision	(13,162)	(10,843)	(11,103)	(9,924)
Minority interest in income of consolidated subsidiaries	—	(3)	(5)	(4)

Net income	$21,149	$17,419	$16,546	$15,942

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of sales	$29	$78	$67	$108
Selling and marketing expense	32	85	74	117
General and administrative expense	304	829	744	1,162

Total non-cash compensation expense	$365	$992	$885	$1,387

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$86,433	$172,318	$268,337	$360,407
Cost of sales (exclusive of depreciation shown separately below)	18,944	41,452	71,718	100,799

Gross profit	67,489	130,866	196,619	259,608
Selling and marketing expense	11,662	23,075	34,655	45,835
General and administrative expense	15,805	33,065	52,086	71,913
Amortization of intangibles	6,305	12,610	20,461	26,879
Depreciation	1,888	3,853	6,100	8,415

Operating income	31,829	58,263	83,317	106,566
Other income (expense):
Interest income	2,641	5,278	7,694	10,345
Interest expense	(46)	(116)	(165)	(205)
Other expense	(113)	(849)	(616)	(606)

Total other income, net	2,482	4,313	6,913	9,534

Earnings before income taxes and minority interest	34,311	62,576	90,230	116,100
Income tax provision	(13,162)	(24,005)	(35,108)	(45,032)
Minority interest in income of consolidated subsidiaries	—	(3)	(8)	(12)

Net income	$21,149	$38,568	$55,114	$71,056

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of sales	$29	$107	$174	$282
Selling and marketing expense	32	117	191	308
General and administrative expense	304	1,133	1,877	3,039

Total non-cash compensation expense	$365	$1,357	$2,242	$3,629

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$78,676	$71,377	$70,359	$68,234
Cost of sales (exclusive of depreciation shown separately below)	17,457	17,096	16,349	15,391

Gross profit	61,219	54,281	54,010	52,843
Selling and marketing expense	11,191	10,539	10,313	9,592
General and administrative expense	15,500	16,331	15,553	14,154
Amortization of intangibles	6,305	6,305	6,305	6,305
Depreciation	2,044	1,933	1,926	1,929

Operating income	26,179	19,173	19,913	20,863
Other income (expense):
Interest income	1,790	2,235	2,361	2,528
Interest expense	(102)	(120)	(75)	(60)
Other (expense) income	(134)	674	(831)	(483)

Total other income, net	1,554	2,789	1,455	1,985

Earnings before income taxes	27,733	21,962	21,368	22,848
Income tax provision	(10,492)	(8,706)	(8,075)	(8,595)

Net income	$17,241	$13,256	$13,293	$14,253

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of sales	$80	$57	$38	$50
Selling and marketing expense	52	62	41	55
General and administrative expense	1,327	601	396	527

Total non-cash compensation expense	$1,459	$720	$475	$632

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$78,676	$150,053	$220,412	$288,646
Cost of sales (exclusive of depreciation shown separately below)	17,457	34,553	50,902	66,293

Gross profit	61,219	115,500	169,510	222,353
Selling and marketing expense	11,191	21,730	32,043	41,635
General and administrative expense	15,500	31,831	47,384	61,538
Amortization of intangibles	6,305	12,610	18,915	25,220
Depreciation	2,044	3,977	5,903	7,832

Operating income	26,179	45,352	65,265	86,128
Other income (expense):
Interest income	1,790	4,025	6,386	8,914
Interest expense	(102)	(222)	(297)	(357)
Other (expense) income	(134)	540	(291)	(774)

Total other income, net	1,554	4,343	5,798	7,783

Earnings before income taxes	27,733	49,695	71,063	93,911
Income tax provision	(10,492)	(19,198)	(27,273)	(35,868)

Net income	$17,241	$30,497	$43,790	$58,043

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of sales	$80	$137	$175	$225
Selling and marketing expense	52	114	155	210
General and administrative expense	1,327	1,928	2,324	2,851

Total non-cash compensation expense	$1,459	$2,179	$2,654	$3,286